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                                                                 Exhibit 21.1


                            Subsidiaries of the Company



Wholly-Owned Corporate Subsidiaries of the Company:

     BPP/Crenshaw-Imperial, Inc. (Delaware) (Consolidated)
     BPP/Golden State Acquisitions, Inc. (Delaware) (Consolidated) BPP/Mountaingate, Inc. (Delaware) (Consolidated)
     BPP/Northwest Acquisitions, Inc. (Delaware) (Consolidated)
     BPP/Puente Hills, Inc. (Delaware) (Consolidated)
     BPP/Riley, Inc. (California) (Consolidated)
     BPP/Simi Valley, Inc. (Delaware) (Consolidated)
     BPP/Valley Central, Inc. (Delaware) (Consolidated)
     Burnham Pacific L.P., Inc. (Delaware) (Consolidated)

Partnerships in which the Company holds interests:

     BPP/Cameron Park L.P. (California) (Consolidated)
     BPP/Crenshaw-Imperial, L.P. (Delaware) (Consolidated)
     BPP/East Palo Alto L.P. (California) (Consolidated)
     BPP/Hilltop L.P. (California) (Consolidated)
     BPP/Marin L.P. (California) (Consolidated)
     BPP/Mission Viejo, L.P. (California) (Consolidated)
     BPP/Mountaingate, L.P. (Delaware) (Consolidated)
     BPP/Pleasant Hill L.P. (California) (Consolidated)
     BPP/Richmond L.P. (California) (Consolidated)
     BPP/Riley L.P. (California) (Consolidated)
     BPP/Simi Valley, L.P. (Delaware) (Consolidated)
     BPP/Valley Central L.P. (California) (Consolidated)
     BPP/Van Ness L.P. (California) (Consolidated)
     Burnham Pacific Operating Partnership, L.P. (Delaware) (Consolidated) La Mancha Partners L.P. (California) (Consolidated)

Limited Liability Companies in which the Company holds an interest:

     BPP/Golden State Acquisitions, LLC (Delaware) (Consolidated) BPP/Northwest Acquisitions, LLC (Delaware) (Consolidated) BPP/Puente Hills, LLC (Delaware) (Consolidated)
     Ladera Center Associates, LLC (Delaware) (Unconsolidated) Margarita Plaza Associates, LLC (Delaware) (Unconsolidated)